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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) April 12, 1996

                              NU-TECH BIO-MED, INC.

               (Exact Name of Registrant as specified in charter)

      Delaware                       0-11772                25-1411971
(State or other jurisdic-          (Commission            (IRS Employer
tion of incorporation)             File Number)         Identification No.)

55 Access Road, Warwick, Rhode Island                         02886
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code (401) 732-6520

(Former name or former address, if changed since last report.)
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ITEM 5.                          OTHER EVENTS.

                  On April 12, 1996, the Company completed a Private Offering of 250,000 shares of its Common Stock to 36 investors for an aggregate of $2,875,000. First Cambridge Securities Corporation acted as Placement Agent for the Company, for which it received a commission of $143,750 (5% of the gross proceeds of the Private Offering), an expense allowance of $20,000, and Warrants to purchase 75,000 shares of the Company's Common Stock at an exercise price of $14.50 per share. The Company realized net proceeds of approximately $2,630,000 after deduction of the Placement Agent commission and expenses, legal fees, blue sky filing fees and other miscellaneous expenses.

                  Following the completion of the Private Offering, 1,992,155 shares of the Company's Common Stock were issued and outstanding.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          NU-TECH BIO-MED, INC.

                                          By: /s/ J. Marvin Feigenbaum
                                             --------------------------------
                                             J. Marvin Feigenbaum
                                             Chairman of the Board,
                                             President, Chief Executive
                                             and Chief Financial Officer

Dated:  April 15, 1996

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